                                                                     Exhibit 2.2



                     AMENDMENT TO GENERAL SECURITY AGREEMENT


THIS AGREEMENT dated the 18th day of May, 2004.

AMONG:

                    MITSUI MATSUSHIMA CANADA LTD., a company incorporated pursuant to the laws of British Columbia and with an address for notices at 1600 - 777 Dunsmuir Street, Box 10425 Pacific Centre, Vancouver, British Columbia, V7Y 1K4

                    (hereinafter called "Mitsui")

AND:

                    FALLS MOUNTAIN COAL INC., a company incorporated under the laws of the Province of British Columbia and having its head office at Suite 501 - 535 Thurlow Street, Vancouver, British Columbia, V6E 3L2

                    and

                    PINE VALLEY COAL LTD., a corporation incorporated under the laws of Alberta and having its head office in British Columbia at Suite 501 - 535 Thurlow Street, Vancouver, British Columbia, V6E 3L2

                    (Falls Mountain Coal Inc. and Pine Valley Coal Ltd., collectively, the "Debtor")


WHEREAS:

A. The Debtor is indebted to Mitsui pursuant to the agreement entitled "Amended and Restated Agreement for the Sale & Purchase of Joint Venture Interest" dated March 10, 2004, among, inter alia, the Debtor and Mitsui (the "Mitsui Agreement") as the same may be amended, extended, renewed, replaced, restated and in effect from time to time;

B. The Debtor has pursuant to a General Security Agreement dated January 6, 2004, (the "Mitsui Security Agreement") granted certain security to Mitsui to secure its debts, liabilities and obligations under or pursuant to the Mitsui Agreement;

C. Marubeni Corporation (herein "Marubeni") has agreed to make available to Debtor a loan facility pursuant to the agreement entitled "Coal Purchase and Financing Agreement" dated May, 18, 2004, among, inter alia, the Debtor and Marubeni, as the same may be amended, extended, renewed, replaced, restated and in effect from time to time (the "Marubeni Agreement") and the Debtor has agreed to grant certain security to Marubeni (the "Marubeni Security Agreement") to secure its debts, liabilities and obligations under or pursuant to the Marubeni Agreement;

D. Mitsui and Marubeni (collectively, the "Lenders") and the Debtor have agreed to enter into a Inter-Creditor Agreement, which contemplates that the Mitsui Security Agreement and the Marubeni Security agreement will contain a cross default provision;

E. The Debtor has agreed to enter into this agreement in order to amend the Mitsui Security Agreement by including a cross default provision and to up-date the Schedule "B" to the Mitsui Security Agreement.


NOW THEREFORE WITNESSETH that for valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto hereby agree as follows:


1.       INCORPORATED DEFINITIONS

In this Agreement, except as expressly provided or as the context otherwise requires, capitalized terms will have the meanings given to them in the Mitsui Security Agreement.

2.       AMENDMENT OF MITSUI SECURITY AGREEMENT

2.1      CROSS DEFAULT PROVISION

The Debtor hereby agrees, as an amendment of the Mitsui Security Agreement, that it shall be an event of default under the Mitsui Security Agreement if the Debtor is in default under any agreement granting a charge on any of the Collateral in favour of Marubeni, its successors and assigns, or if Marubeni, its successor or assigns do anything to enforce or realize on any such charge.

2.2      UP-DATED SCHEDULE "B"

The Debtor hereby agrees that the Schedule "B" to the Mitsui Security Agreement be deleted and the Schedule "B" attached to this Amendment to General Security Agreement (the "Agreement") be substituted in its place.

3.       AFFIRMATION OF MITSUI SECURITY AGREEMENT

The Companies hereby affirm all of the terms and conditions of the Mitsui Security Agreement as amended by this Agreement.

4.       COUNTERPARTS

This Agreement may be executed and delivered in any number of counterparts with the same effect as if all parties had all signed and delivered the same document and all counterparts will be construed together to be an original and will constitute one and the same agreement.

5.       DELIVERY BY FAX

Any party may deliver an executed copy of this Agreement by fax.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.


FALLS MOUNTAIN COAL INC.


Per:
         ---------------------
         Authorized Signatory



PINE VALLEY COAL LTD.


Per:
         ---------------------
         Authorized Signatory



MITSUI MATSUSHIMA CANADA LTD.


Per:
         ---------------------
         Authorized Signatory

                                  SCHEDULE "B"
                          Coal Licenses and Coal Leases

I.       LICENSOR

         British Columbia Provincial Crown

II.      LICENSES AND LEASES

A.       Pine Valley Coal Ltd.

         COAL          TENURE NO.    MAP NUMBER           WORK                STATUS            AREA
     LICENSE NO./                                     RECORDED TO         (G.S. - GOOD          (HA)
     TENURE NUMBER                                                          STANDING)
1.     8574              327312        093O09W         2005.03.31       G.S. 2005.03.31          293
2.     8575              327313        093O09W         2005.03.31       G.S. 2005.03.31          293
3.     8576              327314        093O09E         2005.03.31       G.S. 2005.03.31          293
4.     8577              327316        093O09W         2005.03.31       G.S. 2005.03.31          293
5.     8578              327318        093O09W         2005.03.31       G.S. 2005.03.31          293
6.     8579              327320        093O09W         2005.03.31       G.S. 2005.03.31          293
7.     8580              327321        093O09W         2005.03.31       G.S. 2005.03.31          293
8.     347214            347214        093O09W         2005.03.31       G.S. 2005.03.31          292
9.     347215            347215        093O09E         2005.03.31       G.S. 2005.03.31          293
10.    347216            347216        093O09E         2005.03.31       G.S. 2005.03.31          293
11.    347217            347217        093O09E         2005.03.31       G.S. 2005.03.31          293
12.    347218            347218        093O09E         2005.03.31       G.S. 2005.03.31          293
13.    389294            389294        093O09E         2005.03.31       G.S. 2005.03.31         6151

B.       Falls Mountain Coal Inc.

         COAL          TENURE NO.    MAP NUMBER           WORK                STATUS            AREA
     LICENSE NO./                                     RECORDED TO         (G.S. - GOOD          (HA)
     TENURE NUMBER                                                          STANDING)
1.     409343            409343        093O09W         2005.04.07       G.S. 2005.04.07         293
2.     409344            409344        093O09W         2005.04.07       G.S. 2005.04.07         293
3.     409345            409345        093O09W         2005.04.07       G.S. 2005.04.07         293
4.     409346            409346        093O09W         2005.04.07       G.S. 2005.04.07         293
5.     409347            409347        093O09W         2005.04.07       G.S. 2005.04.07         293
6.     409348            409348        093O09W         2005.04.07       G.S. 2005.04.07         293
7.     409349            409349        093O09W         2005.04.07       G.S. 2005.04.07         293
8.     409350            409350        093O09W         2005.04.07       G.S. 2005.04.07         293
9.     409351            409351        093O09W         2005.04.07       G.S. 2005.04.07         293
10.    409352            409352        093O09W         2005.04.07       G.S. 2005.04.07         292

Together with any other coal licenses or coal leases acquired after the date hereof by Pine Valley Coal Ltd. or Falls Mountain Coal Inc.